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                                                                     EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION
                                       OF
                                  SKYDESK, INC.

                                   ARTICLE I.

        The name of this Corporation is Skydesk, Inc.


                                   ARTICLE II.

        The address of the registered office of the Corporation in the State of Delaware and the County of Kent is 30 Old Rudnick Lane, Dover, Delaware 19901 and the name of the registered agent at that address is CorpAmerica, Inc.


                                  ARTICLE III.

        The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.


                                   ARTICLE IV.

        The name of the Corporation's incorporator is Susan M. Reynholds and the incorporator's mailing address is 550 West C Street, Suite 1200, San Diego, California 92101.


                                   ARTICLE V.

        A. Classes of Stock. This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is Sixty-Eight Million Eight Hundred Thousand (68,800,000) shares. Thirty-Nine Million (39,000,000) shares shall be Common Stock. Twenty-Nine Million Eight Hundred Thousand (29,800,000) shares shall be Preferred Stock, of which Seven Hundred Thousand (700,000) shares shall be Series A Preferred Stock, Seven Million (7,000,000) shares shall be Series B Preferred Stock, Three Million (3,000,000) shares shall be Series C Preferred Stock, Five Million Six Hundred Thousand (5,600,000) shares shall be Series D Preferred Stock and Thirteen Million Five Hundred Thousand (13,500,000) shares shall be Series E Preferred Stock. The Preferred Stock shall have a par value of $.001 per share and the Common Stock shall have a par value of $.001 per share.

        B. Rights, Preferences and Restrictions of Preferred Stock. The rights, preferences, restrictions and other matters relating to the Preferred Stock are as follows:


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                1. Dividend Provisions.

                        (a) The holders of shares of Series B, Series C, Series D and Series E Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this corporation) on the Series A Preferred Stock or Common Stock of this corporation, at the rate of $0.052 per share of Series B Preferred Stock per annum, $0.0479 per share of Series C Preferred Stock per annum, $0.0605 per share of Series D Preferred Stock and $0.0875 per share of Series E Preferred Stock per annum (all subject to appropriate adjustments for stock splits, stock dividends, combinations or other recapitalizations) payable when, as and if declared by the Board of Directors. Such dividends shall not be cumulative. If such dividends are not sufficient to enable the holders of shares of Series B, Series C, Series D and Series E Preferred Stock to receive their full preferential dividend, the dividend shall be distributed ratably among the holders of the Series B, Series C, Series D and Series E Preferred Stock in proportion to the aggregate dividend preferences of the outstanding shares of the respective series, and ratably among the holders of that series in proportion to the amount of such stock owned by each such holder. Such dividends shall not be cumulative.

                        (b) Subject to the rights of the holders of Series B, Series C, Series D and Series E Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this corporation) on the Common Stock of this corporation, at the rate of $0.03 per share of Series A Preferred Stock per annum (subject to appropriate adjustments for stock splits, stock dividends, combinations or other recapitalizations) payable when, as and if declared by the Board of Directors. Such dividends shall not be cumulative.

                        (c) Any dividends declared and paid after full compliance, during the year, with subsections 1(a) and 1(b) above shall be declared and paid equally on the Common Stock and each series of Preferred Stock (on an as-converted to Common Stock basis).

                2. Liquidation Preference.

                        (a) In the event of any liquidation, dissolution or winding up of this corporation, either voluntary or involuntary, the holders of Series B, Series C, Series D and Series E Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this corporation to the holders of Series A Preferred Stock or Common Stock by reason of their ownership thereof, an amount per share equal to the sum of (i) for Series B Preferred Stock (A) $0.65 for each outstanding share of Series B Preferred Stock (subject to appropriate adjustments for stock splits, stock dividends, combinations or other recapitalizations and hereafter referred to as the "Original Series B Issue Price") and (B) an amount equal to declared but unpaid dividends on such shares, (ii) for Series C Preferred Stock (A) $0.9572 for each outstanding share of Series C Preferred Stock (subject to appropriate adjustments for stock splits, stock dividends, combinations or other recapitalizations and hereafter referred to as the



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"Original Series C Issue Price") and (B) an amount equal to declared but unpaid dividends on such shares, (iii) for Series D Preferred Stock (A) $1.21 for each outstanding share of Series D Preferred Stock (subject to appropriate adjustments for stock splits, stock dividends, combinations or other recapitalizations and hereafter referred to as the "Original Series D Issue Price") and (B) an amount equal to declared but unpaid dividends on such shares and (iv) for Series E Preferred Stock (A) $1.75 for each outstanding share of Series E Preferred Stock (subject to appropriate adjustments for stock splits, stock dividends, combinations or other recapitalizations and hereafter referred to as the "Original Series E Issue Price") and (B) an amount equal to the declared but unpaid dividends on such shares. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series B, Series C, Series D and Series E Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then, the entire assets and funds of the corporation legally available for distribution shall be distributed ratably among the holders of the Series B, Series C, Series D and Series E Preferred Stock in proportion to the aggregate liquidation preferences of the outstanding shares of the respective series, and ratably among the holders of that series in proportion to the amount of such stock owned by each such holder.

                        (b) Upon completion of the distribution required by subparagraph (a) of this Section 2, if assets remain in this corporation, the holders of Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the sum of (A) $0.50 for each outstanding share of Series A Preferred Stock (subject to appropriate adjustments for stock splits, stock dividends, combinations or other recapitalizations and hereafter referred to as the "Original Series A Issue Price") and (B) an amount equal to declared but unpaid dividends on such shares. If upon the occurrence of such event, the assets and funds thus distributed among the holders of Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then, the entire assets and funds of the corporation legally available for distribution (after giving effect to the distributions referred to in Section 2(a) hereof) shall be distributed ratably among the holders of Series A Preferred Stock in proportion to the amount of such stock owned by each such holder.

                        (c) Upon the completion of the distribution required by Sections 2(a) and 2(b), if assets remain in this corporation, the remaining assets of the corporation available for distribution to stockholders shall be distributed equally among the holders of Common Stock and each series of Preferred Stock (on an as-converted to Common Stock basis).

                        (d) The merger or consolidation of the corporation into or with another entity which results in the exchange of outstanding shares of the corporation for securities or other consideration issued or paid or caused to be issued or paid by such other corporation or an affiliate thereof, or the sale of all or substantially all the assets of the corporation, or the effectuation by this corporation of a transaction or series of related transactions in which 50% or more of the voting power of this corporation is disposed of, shall be deemed a liquidation, dissolution or winding up of the corporation for purposes of this Section 2, but only if, in the case of a merger, after giving effect to such merger, the securities of the surviving corporation received by former holders of the corporation's securities as a result of their ownership of the corporation's securities represent fifty percent (50%) or less of any surviving entity's voting securities.



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                3. Redemption.

                        (a) On or at any time after July 1, 2004, upon the receipt by this corporation of the written request of the holders of not less than sixty-six and two-thirds percent (66-2/3%) of the then outstanding Series B, Series C, Series D and Series E Preferred Stock, voting together as a single class (the "Redemption Request"), this corporation shall, to the extent it may lawfully do so, redeem (i) the shares of the Series B Preferred Stock specified in the Redemption Request by paying in cash a sum per share equal to the Original Series B Issue Price (subject to appropriate adjustments for stock splits, stock dividends, combinations or other recapitalizations) plus an amount equal to declared but unpaid dividends on such share (such total amount is hereinafter referred to as the "Series B Redemption Price") for the shares to be redeemed in such installment, (ii) the shares of the Series C Preferred Stock specified in the Redemption Request by paying in cash a sum per share equal to the Original Series C Issue Price (subject to appropriate adjustments for stock splits, stock dividends, combinations or other recapitalizations) plus an amount equal to declared but unpaid dividends on such share (such total amount is hereinafter referred to as the "Series C Redemption Price") for the shares to be redeemed in such installment, (iii) the shares of the Series D Preferred Stock specified in the Redemption Request by paying in cash a sum per share equal to the Original Series D Issue Price (subject to appropriate adjustments for stock splits, stock dividends, combinations or other recapitalizations) plus an amount equal to declared but unpaid dividends on such share (such total amount is hereinafter referred to as the "Series D Redemption Price") for the shares to be redeemed in such installment and (iv) the shares of Series E Preferred Stock specified in the Redemption Request by paying in cash a sum per share equal to the Original Series E Issue Price (subject to appropriate adjustments for stock splits, stock dividends, combinations or other recapitalizations) plus an amount equal to declared but unpaid dividends on such share (such total amount is hereinafter referred to as the "Series E Redemption Price") for the shares to be redeemed in such installment. Upon receipt of a Redemption Request, this corporation shall redeem the shares of Series B, Series C, Series D and Series E Preferred Stock included in such Redemption Request in three (3) equal annual installments beginning on the date which is sixty (60) days after the corporation's receipt of the Redemption Request and on the anniversary of such date in the two (2) years immediately following the receipt of the Redemption Request. Upon receipt of a Redemption Request, the corporation shall also within ten (10) days deliver written notice of such event to each other holder of Series B, Series C, Series D and Series E Preferred Stock in the manner specified in Section 3(c) below, and such other holders shall be permitted to request that their shares be included in the redemption of shares initiated by the Redemption Request, and any holders doing so within fifteen (15) days shall be deemed to have specified their shares in the Redemption Request.

                        (b) In the event of any redemption of only a part of the then outstanding Series B, Series C, Series D and Series E Preferred Stock, this corporation shall effect such redemption pro rata among the holders of Series B, Series C, Series D and Series E Preferred Stock in proportion to the respective liquidation preferences of the shares of the respective series which were specified in the Redemption Request, and pro rata within each such series in proportion to the number of shares held by each holder thereof who has requested to be included in the redemption.

                        (c) At least twenty (20) days prior to the date fixed for any redemption of Series B, Series C, Series D and Series E Preferred Stock (the "Redemption Date"), written



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notice shall be mailed, first class postage prepaid, to each holder of record
(at the close of business on the business day next preceding the day on which notice is given) of the Series B, Series C, Series D and Series E Preferred Stock to be redeemed, at the address last shown on the records of this corporation for such holder or given by the holder to this corporation for the purpose of notice or if no such address appears or is given at the place where the principal executive office of this corporation is located, notifying such holder of the redemption to be effected, specifying the number of shares to be redeemed from such holder, the Redemption Date, the Series B Redemption Price, Series C Redemption Price, Series D Redemption Price or Series E Redemption Price, as applicable, the place at which payment may be obtained and the date on which such holder's Conversion Rights (as hereinafter defined) as to such shares terminate and calling upon such holder to surrender to this corporation, in the manner and at the place designated, his certificate or certificates representing the shares to be redeemed (the "Redemption Notice"). Except as provided in
Section 3(d) and except as prohibited by applicable California corporate law, on or after the Redemption Date, each holder of Series B, Series C, Series D and Series E Preferred Stock to be redeemed shall surrender to this corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the Series B Redemption Price, Series C Redemption Price, Series D Redemption Price or Series E Redemption Price, as applicable, of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be cancelled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

                        (d) From and after the Redemption Date, unless there shall have been a default in payment of the Series B Redemption Price, Series C Redemption Price, Series D Redemption Price or Series E Redemption Price, all rights of the holders of such shares as holders of Preferred Stock (except the right to receive the Series B Redemption Price, Series C Redemption Price, Series D Redemption Price or Series E Redemption Price, as applicable, without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of this corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the corporation legally available for redemption of shares of Preferred Stock on any Redemption Date are insufficient to redeem the total number of shares of Series B, Series C, Series D and Series E Preferred Stock to be redeemed on such date, those funds which are legally available will be used to redeem the maximum possible number of such shares pro rata among the Series B, Series C, Series D and Series E Preferred Stock in proportion to the respective liquidation preferences, and pro rata within each such series in proportion to the number of such shares to be redeemed. The shares of Series B, Series C, Series D and Series E Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein. At any time thereafter when additional funds of the corporation are legally available for the redemption of shares of Series B, Series C, Series D and Series E Preferred Stock, such funds will immediately be used to redeem the balance of the shares which the corporation has become obligated to redeem on any Redemption Date but which it has not redeemed.

                        (e) The Series A Preferred Stock is not redeemable.



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                4. Conversion. The holders of each series of Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

                        (a) Right to Convert. Subject to Section 4(c), each share of Series A, Series B, Series C, Series D and Series E Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share and on or prior to the third day prior to the Redemption Date as may have been fixed in any Redemption Notice with respect to the particular series of Preferred Stock, at the office of the corporation or any transfer agent for the particular series of Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by (A) in the case of Series A Preferred Stock, dividing the Original Series A Issue Price and all declared but unpaid dividends on such share by the applicable Conversion Price at the time in effect for such share, (B) in the case of Series B Preferred Stock, dividing the Original Series B Issue Price and all declared but unpaid dividends on such share by the applicable Conversion Price at the time in effect for such share, (C) in the case of Series C Preferred Stock, dividing the Original Series C Issue Price and all declared but unpaid dividends on such share by the applicable Conversion Price at the time in effect for such share, (D) in the case of Series D Preferred Stock, dividing the Original Series D Issue Price and all declared but unpaid dividends on such share by the applicable Conversion Price at the time in effect for such share and (E) in the case of Series E Preferred Stock, dividing the original Series E Issue Price and all declared and unpaid dividends on such share by the applicable Conversion Price at the time in effect for such share. The initial Conversion Price per share for shares of Series A Preferred Stock shall be the Original Series A Issue Price, the initial Conversion Price per share for shares of Series B Preferred Stock shall be the Original Series B Issue Price, the initial Conversion Price per share for shares of Series C Preferred Stock shall be the Original Series C Issue Price, the Initial Conversion Price per share for shares of Series D Preferred Stock shall be the Original Series D Issue Price and the Initial Conversion Price per share for shares of Series E Preferred shall be the Original Series E Issue Price; provided, however, that the Conversion Price for each series of Preferred Stock shall be subject to adjustment as set forth in Section 4(d).

                        (b) Automatic Conversion. Each share of Series A, Series B, Series C, Series D and Series E Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price at the time in effect for such shares immediately upon the earlier of (A) the consummation of the corporation's sale of its Common Stock in a bona fide, firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), the public offering price of which was not less than $5.00 per share (adjusted to reflect subsequent stock dividends, stock split, contributions or recapitalizations) and $15,000,000 in the aggregate or (B) the date specified by written consent or agreement of the holders of sixty-six and two-thirds percent (66-2/3%) of the then outstanding shares of Preferred Stock.

                        (c) Mechanics of Conversion. Before any holder of Preferred Stock shall be entitled to convert the same into shares of Common Stock, he, she or it shall surrender the certificate or certificates therefor, duly endorsed, at the office of the corporation or of any transfer agent for the particular series of Preferred Stock and shall give written notice by mail, postage prepaid, to the corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The corporation shall, as soon as practicable thereafter, issue



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and deliver at such office to such holder of Preferred Stock or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offer of securities registered pursuant to the Securities Act, the conversion may, at the option of any holder tendering Preferred Stock for conversion, be conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of the Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.

                        (d) Conversion Price Adjustments of Preferred Stock. The Conversion Price of the Series A, Series B, Series C, Series D and Series E Preferred Stock shall be subject to adjustment from time to time as follows:

                            (i) (A) Upon each issuance by the corporation of any
Additional Stock (as defined below), after the date upon which any shares of Series A, Series B, Series C, Series D or Series E Preferred Stock were first issued (the "Purchase Date" with respect to such series), without consideration or for a consideration per share less than the Conversion Price for such series in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for the Series A, Series B, Series C, Series D or Series E Preferred Stock, as the case may be, in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted to a price determined by multiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (including, without limitation, the number of shares of Common Stock issuable upon the conversion of all outstanding Preferred Stock) plus the number of shares of Common Stock which the aggregate consideration received by the corporation for such issuance would purchase at such Conversion Price; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (including, without limitation, the number of shares of Common Stock issuable upon the conversion of all outstanding Preferred Stock) plus the number of shares of such Additional Stock.

                                (B) No adjustment of the Conversion Price for
any series of Preferred Stock shall be made in an amount less than one cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three (3) years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three (3) years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in Sections (E)(3) and (E)(4), no adjustment of such Conversion Price pursuant to this Section 4(d)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.



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                                (C) In the case of the issuance of Common Stock
for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by this corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                                (D) In the case of the issuance of Common Stock
for consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.

                                (E) In the case of the issuance (whether before,
on or after the applicable Purchase Date) of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this Section 4(d)(i) and Section 4(d)(ii):

                                        (1) The aggregate maximum number of
shares of Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Sections 4(d)(i)(C) and (d)(i)(D)), if any, received by the corporation upon the issuance of such options or rights plus the exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

                                        (2) The aggregate maximum number of
shares of Common Stock deliverable upon conversion of or in exchange (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential antidilution adjustments) for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Sections 4(d)(i)(C) and (d)(i)(D)).

                                        (3) In the event of any change in the
number of shares of Common Stock deliverable or in the consideration payable to this corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including without limitation, a change resulting from the antidilution provisions thereof, the applicable Conversion Price of the Series A, Series B, Series C, Series D and Series E Preferred Stock to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further



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adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                                        (4) Upon the expiration of any such
options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the applicable Conversion Price of the Series A, Series B, Series C, Series D and Series E Preferred Stock to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                                        (5) The number of shares of Common Stock
deemed issued and the consideration deemed paid therefor pursuant to Section 4(d)(i)(E)(1) and (E)(2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either Section 4(d)(i)(E)(3) or (4).

                            (ii) "Additional Stock" shall mean any shares of
Common Stock issued (or deemed to have been issued pursuant to Section 4(d)(i)(E)) by this corporation after the applicable Purchase Date other than:

                                (A) shares of Common Stock issued pursuant to a
transaction described in Subsection 4(d)(iii) hereof,

                                (B) shares of Common Stock issued upon
conversion of the Preferred Stock,

                                (C) shares of Common Stock issuable or issued to
employees, consultants or directors of this corporation, directly or pursuant to a stock option plan or agreement or restricted stock plan or agreement approved by the Board of Directors of this corporation at any time when the total number of shares of Common Stock so issuable or issued (and not repurchased at cost by the corporation in connection with the termination of employment or service) does not exceed 2,011,321 (subject to appropriate adjustment for stock splits, stock dividends, combinations or other recapitalizations),

                                (D) up to 2,407,193 shares of Common Stock
issuable pursuant to certain Common Stock Purchase Warrants (subject to adjustment as provided therein),

                                (E) up to 6,000 shares of Common Stock issuable
or issued pursuant to certain Stock Option Agreements (subject to adjustment as provided therein),

                                (F) up to 507,319 shares of Series B Preferred
Stock issuable or issued pursuant to certain Series B Preferred Stock Purchase Warrants (subject to adjustment as provided therein),



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                                (G) up to 377,143 shares of Series E Preferred
Stock issuable or issued pursuant to a certain Series E Preferred Stock Purchase Warrant (subject to adjustment as provided therein),

                                (H) up to 24,794 shares of Series D Preferred
Stock issuable or issued pursuant to certain Series D Preferred Stock Purchase Warrant (subject to adjustment as provided therein), and

                                (I) shares of Common Stock issued or issuable
(I) in a public offering in connection with which all outstanding shares of Preferred Stock will be converted to Common Stock or (II) upon exercise of warrants or rights granted to underwriters in connection with a public offering in which all outstanding shares of Preferred Stock will be converted to Common Stock.

                            (iii) In the event the corporation should at any
time or from time to time after the applicable Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend, distribution, split or subdivision if no record date is fixed), the applicable Conversion Price of the Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate number of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents.

                            (iv) If the number of shares of Common Stock
outstanding at any time after the applicable Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the applicable Conversion Price for the Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding.

                        (e) Other Distributions. In the event this corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in Section 4(d)(iii), then, in each such case for the purpose of this Section 4(e), the holders of the Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the corporation into which their shares of Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the corporation entitled to receive such distribution.

                        (f) Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 4 or Section 2) provision shall be made so that the holders of the Preferred Stock shall thereafter be entitled to receive upon conversion of the Preferred Stock the number of shares of stock or other securities or property of the corporation or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of the Preferred Stock after the recapitalization to the end that the provisions of this Section 4 (including adjustment of the Conversion Price then in effect for each series and the number of shares purchasable upon conversion of the Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

                        (g) No Impairment. This corporation will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Preferred Stock against impairment.

                        (h) No Fractional Shares and Certificate as to Adjustments.

                            (i) No fractional shares shall be issued upon the
conversion of any share or shares of Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                            (ii) Upon the occurrence of each adjustment or
readjustment of the Conversion Price of Preferred Stock pursuant to this Section 4, this corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment,
(B) the Conversion Price at the time in effect and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Preferred Stock.

                        (i) Notices of Record Date. In the event of any taking by this corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this corporation shall mail to each holder of Preferred Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

                        (j) Reservation of Stock Issuable Upon Conversion.

                            (i) This corporation shall at all times reserve and
keep available out of its authorized but unissued shares of Common Stock, 2,011,321 shares of Common Stock (net of repurchases and cancellations and expirations of options) solely for the purpose of effecting the issuance of Common Stock to officers, directors, employees, consultants and advisors pursuant to stock option plans or restricted stock purchase agreements (the "Employee Reserve").

                            (ii) In addition to the Employee Reserve, this
corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, in addition to such other remedies as shall be available to the holders of such Preferred Stock, this corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

                        (k) Notices. Any notice required by the provisions of this Section 4 to be given to the holders of shares of Preferred Stock shall be in writing and shall be deemed given three (3) days after deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of this corporation.

                5. Voting Rights.

                        (a) General Voting Rights. The holder of each share of Preferred Stock shall have the right to one vote for each share of Common Stock into which such Preferred Stock could then be converted exclusive of dividends (with any fractional share determined on an aggregate conversion basis being rounded to the nearest whole share), and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the Bylaws of this corporation, and shall be entitled to vote, together with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote.

                        (b) Election of Directors. The authorized number of directors of this Corporation shall be nine (9). Notwithstanding 5(a) above, the holders of Series E Preferred Stock, voting as a separate class shall be entitled to elect two (2) directors of the Corporation; the holders of Series D Preferred Stock, voting as a separate class, shall be entitled to elect two (2) directors of the Corporation; the holders of Series C Preferred Stock, voting as a separate class, shall be entitled to elect one (1) director of the Corporation; the holders of Series B Preferred Stock, voting as a separate class, shall be entitled to elect two (2) directors of the Corporation; the holders of the Common Stock, voting as a separate class, shall be entitled to elect one (1) director of the Corporation; and, for so long as the exact number of authorized directors exceeds four (4), the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Common Stock, voting together on an as-converted basis, shall be entitled to elect one (1) director of the Corporation. At any meeting held for the purpose of electing directors, the presence in person or by proxy of the holders of a majority of the Series E Preferred Stock then outstanding shall constitute a quorum of the Series E Preferred Stock for the election of directors to be elected solely by the holders of Series E Preferred Stock. At any meeting held for the purpose of electing directors, the presence in person or by proxy of the holders of a majority of the Series D Preferred Stock then outstanding shall constitute a quorum of the Series D Preferred Stock for the election of directors to be elected solely by the holders of Series D Preferred Stock. At any meeting held for the purpose of electing directors, the presence in person or by proxy of the holders of a majority of the Series C Preferred Stock then outstanding shall constitute a quorum of the Series C Preferred Stock for the election of directors to be elected solely by the holders of Series C Preferred Stock. At any meeting held for the purpose of electing directors, the presence in person or by proxy of the holders of a majority of the Series B Preferred Stock then outstanding shall constitute a quorum of the Series B Preferred Stock for the election of directors to be elected solely by the holders of Series B Preferred Stock. At any meeting held for the purpose of electing directors, the presence in person or by proxy of the holders of a majority of the Common Stock then outstanding shall constitute a quorum of the Common Stock for the election of directors to be elected solely by the holders of Common Stock. At any meeting held for the purpose of electing directors, the presence in person or by proxy of the holders of a majority of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Common Stock then outstanding, on an as-converted basis, shall constitute a quorum of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Common Stock for the election of directors to be elected solely by the holders of Series A Preferred, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Common Stock, voting together on an as-converted basis. A vacancy in any directorship elected by the holders of Series E Preferred Stock shall be filled only by vote of the holders of Series E Preferred Stock; a vacancy in any directorship elected by the holders of Series D Preferred Stock shall be filled only by vote of the holders of Series D Preferred Stock; a vacancy in any directorship elected by the holders of Series C Preferred Stock shall be filled only by vote of the holders of Series C Preferred Stock; a vacancy in any directorship elected by the holders of Series B Preferred Stock shall be filled only by vote of the holders of Series B Preferred Stock; a vacancy in any directorship elected by the holders of Common Stock shall be filled only by vote of the holders of Common Stock; and a vacancy in any directorship elected by the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Common Stock voting together shall be filled only by the vote of the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Common Stock voting together as provided above.

                6. Protective Provisions.

                        (a) So long as any shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock are outstanding, this Corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power (on an as-converted to Common Stock basis) of the then outstanding shares of

Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, voting together as a single class:

                            (i) increase (other than by conversion) the
authorized number of shares of Preferred Stock or Common Stock; or

                            (ii) create any new class or series of stock or any
other securities convertible into equity securities of the corporation having a preference over, or being on a parity with, the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock with respect to voting, redemption, dividends or upon liquidation or having rights equal or superior to the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock under this Section 6; or

                            (iii) sell, convey or otherwise dispose of all or
substantially all of its property or business or merge into or consolidate with any other corporation (other than a wholly owned subsidiary corporation) or effect any transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the corporation is disposed of or transferred.

                        (b) So long as any shares of Series B Preferred Stock are outstanding, this corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of the then outstanding shares of Series B Preferred Stock:

                            (i) alter or change the rights, preferences or
privileges of the shares of Series B Preferred Stock so as to affect adversely the shares; or

                            (ii) increase the authorized number of shares of
Series B Preferred Stock.

                        (c) So long as any shares of Series C Preferred Stock are outstanding, this corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of the then outstanding shares of Series C Preferred Stock:

                            (i) alter or change the rights, preferences or
privileges of the shares of Series C Preferred Stock so as to affect adversely the shares; or

                            (ii) increase the authorized number of shares of
Series C Preferred Stock or issue additional shares of Series C Preferred Stock.

                        (d) So long as any shares of Series D Preferred Stock are outstanding, this corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of the then outstanding shares of Series D Preferred Stock:

                            (i) alter or change the rights, preferences or
privileges of the shares of Series D Preferred Stock so as to affect adversely the shares; or

                            (ii) increase the authorized number of shares of
Series D Preferred Stock or issue additional shares of Series D Preferred Stock.

                        (e) So long as shares of Series E Preferred Stock are outstanding, this corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of the then outstanding shares of Series E Preferred Stock:

                            (i) alter or change the rights, preferences or
privileges of the shares of Series E Preferred Stock so as to affect adversely the shares; or

                            (ii) increase the authorized number of shares of
Series E Preferred Stock or issue additional shares of Series E Preferred Stock.

                7. Status of Converted or Redeemed Stock. In the event any shares of Preferred Stock shall be redeemed or converted pursuant to Section 3 or Section 4 hereof, the shares so redeemed or converted shall be cancelled and shall not be issuable by the corporation. The Articles of Incorporation of this corporation shall be appropriately amended to effect the corresponding reduction in the corporation's authorized capital stock.

        C. Common Stock.

                1. Dividend Rights. Subject to the prior and participating rights of holders of all classes of stock at the time outstanding having prior and participating rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

                2. Liquidation Rights. Upon the liquidation, dissolution or winding up of the corporation, the assets of the corporation shall be distributed as provided in Section 2 of Division (B) of this Article III.

                3. Redemption. The Common Stock is not redeemable.

                4. Voting Rights. Subject to Section 5 of Division B of this
Article III, the holder of each share of Common Stock shall have the right to one vote, shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of this corporation and shall be entitled to vote upon such matters and in such manner as may be provided by law.


                                   ARTICLE VI.

        A director of the Corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived any improper personal benefit. If the General Corporation Law of the State of Delaware is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware as so amended.

        Any repeal or modification of the foregoing provisions of this Article VI by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.


                                  ARTICLE VII.

        Each person who is or was a director or officer of the corporation (including the heirs, executors, administrators or estate of such person) shall be indemnified by the corporation as of right to the fullest extent permitted or authorized by the General Corporation Law of Delaware against any liability, cost or expense asserted against such director or officer and incurred by such director or officer in any such person's capacity as a director or officer, or arising out of any such person's status as a director or officer. The corporation may, but shall not be obligated to, maintain insurance, at its expense, to protect itself and any such person against any such liability, cost or expense.


                                  ARTICLE VIII.

        The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.


                                   ARTICLE IX.

        Election of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.


                                   ARTICLE X.

        The number of directors which shall constitute the whole Board of Directors of the Corporation shall be fixed from time to time by, or in the manner provided in, the Bylaws of the Corporation or in an amendment thereof duly adopted by the Board of Directors of the Corporation or by the stockholders of the Corporation.


                                   ARTICLE XI.

        Meetings of stockholders of the Corporation may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors of the Corporation or in the Bylaws of the Corporation.

                                  ARTICLE XII.

        Except as otherwise provided in this Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.


                                  ARTICLE XIII.

        The Corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.


                                  ARTICLE XIV.

        The corporation shall have perpetual existence.


        The undersigned incorporator hereby acknowledges that the foregoing Certificate of Incorporation is her act and deed and that the facts stated therein are true.


Dated:  February 29, 2000                /s/ Susan M. Reynholds
                                       -----------------------------------------
                                       Susan M. Reynholds, Incorporator